Exhibit 99.1 DeAnne Gabel Director - Investor Relations
Investor Update	Issue Date: April 20, 2005

This update contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, which identify important matters such as the consequences of its significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that the company will be able to obtain the needed pay and benefit reductions from its flight attendants or that the ratified agreements and the pay and benefit reductions and work rule changes from other work groups will enable the company to achieve the cost reductions expected, which will depend, upon other matters, on timely and effective implementation of new work rules, actual productivity improvement, employee attrition, technology implementation, our level of business activity, relations with employees generally and the ultimate accuracy of certain assumptions on which our cost savings are based. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this update.

Current News
First Quarter 2005: Today Continental reported a first quarter net loss of $184 million, or $2.77 diluted loss per share. These results include a net special gain of $8 million related to the company's defined benefit pension plan, consisting of a $51 million gain from the contribution of ExpressJet Holdings, Inc. stock to Continental's defined benefit pension plan and a curtailment charge of $43 million related to the freezing of the portion of the company's defined benefit pension plan attributable to pilots. Excluding these items, Continental recorded a net loss of $192 million, or $2.89 diluted loss per share.

Recent fare increases: Continental estimates that the net benefit from the domestic fare increases over the last few weeks total approximately $80 - $90 million on an annualized basis.

Cargo, Mail and Other Revenue: Continental estimates cargo, mail and other revenue will be approximately $240 million for the second quarter 2005.

Pay and Benefit Reductions: At the end of March, Continental reached agreements on new contracts covering its pilots, mechanics, dispatchers and simulator technicians. These agreements, together with the changes to wages, work rules and benefits for US-based management and clerical, reservations, food services, airport, cargo and customer service employees and certain international employees, are expected to deliver approximately $418 million in annual cost savings when fully implemented. Continental expects to realize approximately $90 million of these savings in the second quarter of 2005 and approximately $300 million for the full year 2005.

Debt and Capital Leases: Continental ended the first quarter 2005 with total debt and capital leases of $5.7 billion, of which $5.4 billion is debt. Of the $5.4 billion in debt, $615 million is current. Debt principal and capital lease payments for the second quarter 2005 are estimated to be approximately $113 million.

2005 Pension Expense and Contributions: Continental estimates its non-cash pension expense for 2005 will be approximately $235 million, which includes the first quarter curtailment charge of $43 million related to the freezing of the pilots' portion of the company's defined benefit pension plan. The minimum required defined benefit pension plan contribution during 2005 is estimated to be approximately $266 million. During the first quarter Continental contributed 6 million shares of ExpressJet Holdings, Inc. stock (a total contribution value of $65 million) to its pension plan toward its minimum contribution. In April, Continental contributed an additional 6.1 million shares of ExpressJet Holdings, Inc. ("Holdings") stock, bringing its year-to-date contributions to the pension plan to approximately $130 million. The April contribution resulted in a gain of $48 million.

Fuel Hedges: Continental does not currently have any fuel hedges.

Fees and Taxes Remitted to Governmental Entities: Continental supplementally discloses all fees and non-income based taxes remitted to various governmental entities that are charged on passenger tickets. In the first quarter, such fees and taxes totaled $265 million. In the current competitive environment, substantially all of these fees and taxes are absorbed by Continental.

Reclassification: Continental made certain reclassifications in its prior period's financial statements to conform to the current year presentation. The reclassifications relate to how the company classifies revenue and expenses associated with the sale of frequent flyer mileage credits and the reporting of the sale and redemption of frequent flyer miles and tickets with its alliance partners. These reclassifications did not affect the prior period's operating loss or net loss. See attached Reclassification Summary for further information.

Tax Sharing Agreement with ExpressJet Holdings, Inc.
Continental expects to record approximately $28 million for the full year 2005 related to the tax-sharing agreement with ExpressJet. During the first quarter 2005, Continental recorded $7 million related to this agreement. For more information regarding this tax-sharing agreement, please see our 2004 10-K.

Targeted Cash Balance
Continental anticipates ending the second quarter of 2005 with an unrestricted cash and short-term investments balance between $1.5 and $1.6 billion.

Advanced Bookings - Six Week Outlook
Mainline advanced bookings through the end of May for Domestic are up about 1.5 points year-over-year ("yoy"). Transatlantic and Latin advanced bookings are averaging up 5-6 points yoy and Pacific advanced bookings are about the same as last year.

Domestic second quarter load factor is expected to be up about 1.5 points yoy.

Transatlantic second quarter load factor is expected to be up about 1 point yoy.

Latin second quarter load factor is expected to be up about 1.5 points yoy.

Pacific second quarter load factor is expected to be down about 4 points yoy.

2005 Estimated Year-over-Year %Change
ASMs (Available Seat Miles)	2nd Qtr.(E)	Full Year(E)
Domestic Latin America Transatlantic Pacific Total Mainline Regional Consolidated	(1.0)% 0.0% 14.0% 15.5% 3.5% 16.0% 4.8%	(0.5)% 2.5% 18.0% 22.0% 5.5% 15.0% 6.6%

2005 Estimate
Load Factor	2nd Qtr.(E)	Full Year(E)
Continental Regional	79 - 80% 76 - 77%	79 - 80% 75 - 76%

2005 Estimate (cents)
Mainline Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM Less Fuel, Fuel Taxes & Special Items (c)	9.95 - 10.00 - 9.95 - 10.00 2.53 7.42 - 7.47	9.98 - 10.03 0.05 9.93 - 9.98 2.42 7.52 - 7.57

2005 Estimate (cents)
Consolidated Operating Statistics	2nd Qtr.(E)	Full Year(E)
CASM Less: Special items per ASM (a) CASM Less Special Items (b) Fuel Cost & Fuel Taxes per ASM CASM less Fuel, Fuel Taxes & Special Items (c)	10.78 - 10.83 - 10.78 - 10.83 2.71 8.07 - 8.12	10.80 - 10.85 0.04 10.76 - 10.81 2.59 8.17 - 8.22

Consolidated is defined as mainline plus regional.

2005 Estimate
Fuel Gallons Consumed	2ndQtr.(E)	Full Year(E)
Mainline Regional Fuel Price per Gallon (including fuel taxes)	342 Million 74 Million $1.65	1,375 Million 297 Million $1.57

2005 Estimated Amounts ($Millions)
Selected Expense Amounts	2nd Qtr.(E)	Full Year(E)
Aircraft Rent Landing Fees & Other Rentals Depreciation & Amortization Net Interest Expense	$229 $180 $96 $80	$933 $720 $391 $315

Continental Airlines, Inc. Tax Computation
Due to accumulated losses, Continental has stopped recording income tax benefit on current and future book losses.

Cash Capital Expenditures	2005 Estimate ($Millions)
Fleet & Fleet Related Non-Fleet Rotable Parts & Capitalized Interest Total Net Purchase Deposits Total Cash Capital Expenditures	$45 135 40 $220 (20) $200

EPS Estimated Share Count
Share count estimates for calculating basic and diluted earnings per share at different income levels are as follows:

Second Quarter 2005 (Millions)

Quarterly	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $47 Between $25 - $47 Between $12 - $25 Under $12 Net Loss	66.8 66.8 66.8 66.8 66.8	86.2 82.0 77.0 68.3 66.8	$5.8 $3.2 $1.5 -- --

Second quarter share counts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

Full Year 2005 Basic Share Count (Millions): 66.9

Continental expects to incur a significant loss for the full year. For purposes of computing earnings per share, it is expected that the basic share count will be used. Basic share count does not include the dilution effect of any outstanding options (including options that may be issued in connection with reaching an agreement with our flight attendant union on pay and benefit reductions) or common stock equivalents.

Fleet News

Continental Airlines Fleet Plan
Includes Continental, Continental Micronesia and Continental Express
April 20, 2005
Firm Commitments Less Planned Retirements
	Total	Net Inductions and Exits		Total
Mainline	YE 2004	2005E	2006E	YE 2006E
777-200ER 767-400ER 767-200ER 757-300 757-200 737-900 737-800 MD-80 737-700 737-300* 737-500	18 16 10 9 41 12 91 2 36 51 63	- - - 6 - - 8 (2) - - -	- - - 2 - - 6 - - - -	18 16 10 17 41 12 105 - 36 51 63
Total	349	12	8	369

Regional
ERJ-145XR ERJ-145 ERJ-135	75 140 30	21 - -	8 - -	104 140 30
Total	245	21	8	274

Total Count	594	33	16	643

*Assumes renewal on terms acceptable to Continental of leases covering 11 737-300 aircraft which expire in 2005 and 2006.

Reconciliation of GAAP to Non-GAAP Financial Information
(in millions except per share data)	1st Qtr 2005
GAAP Net Income/(Loss) Adjustments for special items (a) Non-GAAP Income/(Loss) (b) Shares Used for Computation: Diluted Earnings (Loss) per Share excluding special items (b)	$ (184) (8) $ (192) 66.5 $(2.89)

Reconciliation of GAAP to Non-GAAP Financial Information
(millions except CASM data)
Mainline	2nd Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,219	$ 2,230	$ 8,917	$ 8,961
Items Excluded
Special Items (a)	-	-	(43)	(43)
Operating Expenses - Non-GAAP	$ 2,219	$ 2,230	$ 8,874	$ 8,919

Aircraft Fuel & Related Taxes	(564)	(564)	(2,159)	(2,159)
Operating Expenses - Non GAAP	$ 1,655	$ 1,666	$ 6,715	$ 6,760

ASMs (millions)	22,301	22,301	89,345	89,345

CASM-GAAP (cents)	9.95	10.00	9.98	10.03
CASM Excluding Special Items (cents) (b)	9.95	10.00	9.93	9.98
Fuel Cost & Related Taxes per ASM	2.53	2.53	2.42	2.42
CASM Excluding Fuel & Related Taxes - -Non-GAAP (cents) (c)	7.42	7.47	7.52	7.57

Consolidated (Mainline plus Regional)	2nd Qtr. Range(E)		Full Year Range(E)
Operating Expenses - GAAP	$ 2,730	$ 2,742	$ 10,943	$ 10,993
Items Excluded
Special Items (a)	-	-	(43)	(43)
Operating Expenses - Non-GAAP	$ 2,730	$ 2,742	$ 10,900	$ 10,951

Aircraft Fuel & Related Taxes	(686)	(686)	(2,625)	(2,625)
Operating Expenses - Non GAAP	$ 2,043	$ 2,056	$ 8,275	$ 8,326

ASMs (millions)	25,320	25,320	101,320	101,320

CASM-Non-GAAP (cents)	10.78	10.83	10.80	10.85
CASM Excluding Special Items (cents) (b)	10.78	10.83	10.76	10.81
Fuel Cost & Related Taxes per ASM	2.71	2.71	2.59	2.59
CASM Excluding Fuel & Related Fuel Taxes - Non-GAAP (cents) (c)	8.07	8.12	8.17	8.22

(a) Special items include a $51 million gain and a $43 million curtailment charge related to the company's defined benefit pension plan.

(b) These financial measures provide management and investors the ability to measure and monitor Continental's performance on a consistent basis.

(c) Cost per available seat mile excluding fuel, related taxes and special items is computed by multiplying fuel price per gallon, including fuel taxes, by fuel gallons consumed and subtracting that amount from operating expenses then dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance absent special items and fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.

Reclassification Summary

Certain reclassifications have been made to the company's prior period's financial statements to conform to the current year presentation. The reclassifications relate to how it classifies revenue and expenses associated with the sale of frequent flyer mileage credits and the reporting of the sale and redemption of frequent flyer miles and tickets with its alliance partners. These reclassifications did not affect the prior period's operating loss or net loss.

The company sells mileage credits in its frequent flyer program to participating partners, such as credit card companies, phone companies, hotels and car rental agencies. Revenue from the sale of mileage credits is deferred and recognized as passenger revenue over the period when transportation is expected to be provided, based on estimates of the value of the transportation. Previously, amounts received in excess of the value of the transportation to be provided ("FF Marketing Revenue") were classified as an offset to other operating expense. The company now records FF Marketing Revenue as other revenue.

In addition, the company reclassified the reporting of the sale and redemption of frequent flyer miles and tickets with its alliance partners. Its frequent flyer agreements with its alliance partners allow members of its frequent flyer program to earn mileage credits and redeem awards on its alliance partners ("FF Alliance Expense"). These agreements also permit its alliance partners' frequent flyer program members the right to earn mileage credits and redeem awards on the company ("FF Alliance Revenue"). Previously, Continental accounted for these partner activities within other revenue. The company now classifies FF Alliance Revenue as passenger revenue and the FF Alliance Expense as other operating expense.

The following tables illustrate the impact of the reclassifications (millions except as noted):

Reclassification Summary

(millions except as noted)

Operating Revenue	Q1 2004	Q2 2004	Q3 2004	Q4 2004	2004
Mainline Passenger Revenue, historical presentation	$ 1,734	$ 1,918	$ 1,972	$ 1,789	$ 7,413
FF Alliance Revenue	12	14	16	17	58
Mainline Passenger Revenue, current presentation	$ 1,746	$ 1,932	$ 1,988	$ 1,806	$ 7,471

Regional Passenger Revenue	353	413	405	400	1,571
Consolidated Passenger Revenue, current presentation	$ 2,099	$ 2,345	$ 2,393	$ 2,206	$ 9,042

Cargo, Mail and Other Revenue	$ 182	$ 183	$ 187	$ 208	$ 760
Adjustments:
FF Alliance Revenue	(12)	(14)	(16)	(17)	(58)
FF Alliance Expense	13	14	18	15	60
FF Marketing Revenue	25	25	20	25	95
Cargo, Mail and Other Revenue, current presentation	$ 208	$ 208	$ 209	$ 231	$ 857

Other Operating Expenses
Other Operating Expenses, historical presentation	$ 211	$ 210	$ 227	$ 222	$ 872
FF Alliance Expense	13	14	18	15	60
FF Marketing Revenue	25	25	20	25	95
Other Operating Expenses, current presentation	$ 249	$ 249	$ 265	$ 262	$ 1,027

Mainline Operating Expenses
Operating Expenses, historical presentation	$ 1,979	$ 2,029	$ 2,078	$ 2,084	$ 8,170
Special Items*	(55)	(30)	(22)	(32)	(139)
Operating Expenses, historical presentation
excluding special items	$ 1,924	$ 1,999	$ 2,056	$ 2,052	$ 8,031
Adjustments:
FF Alliance Expense	13	14	18	15	60
FF Marketing Revenue	25	25	20	25	95
Operating Expenses, current presentation,
excluding special items	$ 1,962	$ 2,038	$ 2,094	$ 2,092	$ 8,186

Consolidated Operating Expenses
Operating Expenses, historical presentation	$ 2,404	$ 2,471	$ 2,540	$ 2,558	$ 9,973
Special Items*	(55)	(30)	(22)	(32)	(139)
Operating Expenses, historical presentation
excluding special items	$ 2,349	$ 2,441	$ 2,518	$ 2,526	$ 9,834
Adjustments:
FF Alliance Expense	13	14	18	15	60
FF Marketing Revenue	25	25	20	25	95
Operating Expenses, current presentation
excluding special items	$ 2,387	$ 2,480	$ 2,556	$ 2,566	$ 9,989

Reclassification Summary

	Q1 2004	Q2 2004	Q3 2004	Q4 2004	2004
Passenger Revenue per ASM (RASM) (cents)
Mainline RASM, historical presentation	8.55	8.90	8.97	8.57	8.75
Mainline RASM, current presentation	8.61	8.96	9.05	8.65	8.82

Consolidated RASM, as historical presentation	9.21	9.65	9.63	9.28	9.45
Consolidated RASM, current presentation	9.26	9.71	9.70	9.35	9.51

Costs per ASM (CASM) (cents)
Mainline CASM, historical presentation	9.76	9.42	9.45	9.98	9.65
Mainline CASM, current presentation	9.95	9.60	9.63	10.18	9.83
Mainline CASM, current presentation
excluding special items*	9.68	9.46	9.53	10.02	9.67

Consolidated CASM, historical presentation	10.60	10.23	10.29	10.84	10.49
Consolidated CASM, current presentation	10.77	10.39	10.45	11.01	10.65
Consolidated CASM, current presentation
excluding special items*	10.53	10.27	10.36	10.88	10.51

*Special items include $55 million, $30 million, $22 million and $14 million of pre-tax charges during the first, second, third and fourth quarters of 2004, respectively, primarily relating to MD80 aircraft retirements. Also included is an $18 million pre-tax charge related to a change in expected future costs for frequent flyer reward redemptions.